SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2003

INDYMAC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08972	95-3983415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Lake Avenue, Pasadena, California 91101

(Address, including zip code, of principal executive office)

(800) 669-2300

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events.

IndyMac Bancorp, Inc. Direct Stock Purchase Plan

As previously announced, IndyMac Bancorp, Inc. (“IndyMac Bancorp”) has a Direct Stock Purchase Plan (“Plan”) that allows investors to invest up to a maximum of $10,000 per month, per account, with an initial minimum investment of $250. IndyMac Bancorp may waive the maximum investment limit upon request in individual cases pursuant to the terms of the Plan, as outlined in the Plan Prospectus dated August 21, 2002. An updated Schedule A, containing the various dates relative to such individual waivers in 2003, is attached as Exhibit 99.1 hereto.

Item 7. Exhibits.

Exhibit 99.1	IndyMac Bancorp, Inc. Direct Stock Purchase Plan – Schedule A

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
(Registrant)

	By:	/s/ Richard L. Sommers

Richard L. Sommers
Executive Vice President and
General Counsel

Date: January 8, 2003